UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2015

ALICO, INC.

(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10070 Daniels Interstate Court

Fort Myers, Florida, 33913

(Address of principal executive offices)

Registrant’s telephone number, including area code: (239) 226-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2015, Alico, Inc. (the “Company”) entered into a new employment agreement with Clayton G. Wilson, the Company’s Chief Executive Officer.  The employment agreement provides for an annual base salary of $350,000 (retroactive to January 1, 2014), a target annual bonus equal to 75% of his annual base salary, and an initial equity award grant of 4,500 restricted shares of the Company’s common stock that vests 20% per year for each of the first five anniversaries of the grant date (the “Sign-On Grant”).  Mr. Wilson will also be eligible to participate in the Company’s Stock and Incentive Plan of 2015 on terms and conditions substantially similar to the terms and conditions of long-term incentive awards granted to the Company’s other executive officers.

The employment agreement also provides that, if the Company terminates Mr. Wilson’s employment without “cause” or Mr. Wilson resigns for “good reason” (each as defined in the employment agreement), then the executive will be entitled to receive, subject to his execution, delivery, and non-revocation of a release of claims, the sum of his base salary and his annual bonus for the most recently completed fiscal year (or, if the termination or resignation occurs before Mr. Wilson is eligible to earn a bonus for that fiscal year, his target annual bonus for such fiscal year).  The Sign-On Grant will also vest fully and immediately upon such a termination or resignation, or if there is a change of control of the Company.  Under the employment agreement, payments and benefits payable in connection with a change in control of the Company will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Code if such reduction would result in Mr. Wilson receiving greater compensation and benefits on an after-tax basis.

The employment agreement with Mr. Wilson also provides that, during and for a period of twelve months following the termination of the executive’s employment for any reason, he will be restricted from competing with the Company and its affiliates or soliciting the Company’s and its affiliates’ respective customers or employees.  The Company may elect to extend Mr. Wilson’s noncompetition and nonsolicitation restrictions for an additional 12-month term in exchange for making an additional year of severance payments.

Also on April 20, 2015, the Company (at the direction of the Compensation Committee of the Board of Directors of the Company) awarded a $300,000 discretionary cash bonus payment to Mr. Wilson in recognition of Mr. Wilson’s contributions to the Company’s performance since his appointment as the Company’s Chief Executive Officer in November 2013.

The foregoing description of the employment agreement with Mr. Wilson does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits

(d)              Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 20, 2015, by and among Alico, Inc., and Clayton G. Wilson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: April 21, 2015	By:	/s/ W. Mark Humphrey
	Name:	W. Mark Humphrey
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated as of April 20, 2015, by and among Alico, Inc., and Clayton G. Wilson.